Exhibit 10.5

Services Agreement

between

Colorado Rare Earths, Inc.

(formerly Calypso Media Services Group, Inc.)

and

Logic International Consulting Group, LLC

This exclusive third party services agreement (the "Agreement"), made effective as of March 11, 2011 (the "Effective Date") between Logic International Consulting Group, LLC (or "Logic"), a limited liability company with offices at 711 Fifth Avenue, New York, New York and Colorado Rare Earths, Inc., formerly Calypso Media Services Group, Inc. (the "Company" or "Calypso"), with its address at 12 North Washington St Montoursville, PA 17754.

1,

Intent of Agreement.

Whereas, the COMPANY is a full service discount advertising agency specializing in planning, buying and placement of media at affordable prices. Calypso specializes in working with individual dealers and managing their co-op advertising programs

Whereas, COMPANY and LOGIC initially entered into an agreement for services by way of an agreement dated October 27, 2010 (the "Initial Agreement").

Whereas, the COMPANY desires amend and restate the terms of the Initial Agreement to have LOGIC continue to provide certain services (as hereinafter defined) and LOGIC agrees to provide those services on the terms set forth in this Agreement.

2.

Term.

This Agreement will commence on the Effective Date and continue in effect until December 11, 2011 (the "Initial Term"). After the expiration of the Initial Term, this Agreement will automatically renew for additional terms of 12 month periods (each an "Additional Term"), unless either party gives the other 45 days written notice of termination prior to the date of the expiration of the Initial Term or the relevant Additional Term., After the Initial Term and during any Additional Term, either party may terminate this Agreement as of the end of a calendar month upon providing 90 days prior written notice to the other party.

3,

Termination for Cause.

In addition, COMPANY may at any time during the term of this Agreement, by written notice, immediately terminate the retention of LOGIC for cause, the cause to be specified in the notice. For purposes of this Agreement, "cause" shall mean (i) any willful misconduct of LOGIC, its employees, agents or subcontractors including, without limitation, misappropriation of funds or property of COMPANY or any of its affiliates, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of COMPANY or any of its affiliates, or any willful and intentional act having the effect of injuring the reputation, business, or business relationships of COMPANY or any of its affiliates; (ii) willful failure, neglect, or refusal to perform LOGIC's duties hereunder; (iii) breach of any material covenants contained in this Agreement; or (iv) charge of felony of LOGIC, its employees, agents or subcontractors providing services hereunder or conviction of LOGIC, its employees, agents or subcontractors providing services hereunder (or nolo contendere plea) in connection with a felony or misdemeanor. Termination for cause shall be effective upon the giving of such notice. Any such termination shall be without any liability owed to LOGIC, except that LOGIC shall be entitled to receive any pro rata portion of earned and unpaid fees accrued through the date of termination pursuant to this Section,

4.

Consulting Fee,

COMPANY shall pay LOGIC as follows:

1)

    Monthly Retainer: COMPANY will pay LOGIC a monthly fee of $50,000 per month for each month during the Initial Term and during any Additional Term.

ii)

Additional Fees: In addition to the monthly retainer, COMPANY may incur additional fees based on services performed by LOGIC and agreed to in writing by COMPANY from time to time.

iii)

Expenses: LOGIC will submit invoices for any expenses that has incurred on behalf of COMPANY for which it seeks reimbursement. Expenses will not be incurred without the prior permission of COMPANY or its designee.

iv)

Invoices: LOGIC will submit an invoice monthly to COMPANY and COMPANY will remit payment for the Consulting Fees and expenses submitted within 15 business days of receipt of the invoice.

It is acknowledged and understood that the foregoing compensation is in addition to the $50,000 fee paid by COMPANY to LOGIC and the Warrant issued to Logic pursuant to the terms of the Initial Agreement.

5.

Dedication of Time for Services.

LOGIC is not required to provide services to COMPANY at any fixed times but is required to be available to COMPANY as reasonably required and will expend such amount of time as to reasonably achieve services provided for in this Agreement.

6.

Services.

LOGIC services shall consist of but not be limited to the following:

Consulting services to the CEO, board of directors and the executive management;

ge, Assistance to senior line and executive management on company building, finance and accounting ;

Review of the COMPANY's financial models and projections;

Assistance with functional operation, corporate governance matter;

Treasury and cash management strategy development; and

Introduction to qualified strategic partners and professional service providers (e.g. public accounting firms, auditors, legal counsel, tax professionals, financial advisors, brokers and/or banking relationships).

7,

Exclusivity & Non-Circumvention:

The COMPANY agrees not to circumvent, avoid, bypass LOGIC, directly or indirectly, to avoid payment of fees provided however, for the avoidance of doubt, LOGIC acknowledges that nothing herein shall obligate the COMPANY to enter into any agreement with parties introduced by LOGIC for a period of twenty four months after the termination of this Agreement, The decision to enter into any agreement with third parties introduced by LOGIC shall be in the sole and exclusive discretion of the COMPANY.

8.

Delivery Method,

LOGIC will provide Services to COMPANY including but not limited to, electronic files, e-mail and telephone consultations, when applicable. COMPANY does not assume any responsibility or liability relating to or arising out of any services rendered by LOGIC.

9.

No Promotion,

Each party agrees that it will not, without the prior written consent of the other in each instance, (a) use in advertising, publicity, or otherwise the name of any other party or its affiliates, or any partner or employee of the other, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other or its affiliates, or (b) represent, directly or indirectly, that any product or any service provided by such party has been approved or endorsed by the other. This provision shall survive termination of this Agreement.

10.

Confidential information of COMPANY.

(a)

In the course of providing services hereunder, LOGIC will have access to confidential financial and business records, data and customer lists, and other proprietary information owned by COMPANY and used in the course of its business. Information that is confidential and proprietary to COMPANY and its affiliates includes, without limitation, all customer pricing information, vendor and procurement information, products, product information, new product development, client lists, business prospects and opportunities, all other information about any customer to whom COMPANY, its affiliates or their respective businesses provided services and any other confidential or proprietary information of COMPANY and its affiliates (hereinafter collectively,"Confidential Information"). LOGIC, during the terra of this Agreement and thereafter, shall not use, divulge, furnish or make accessible to anyone (other than to an authorized representative of COMPANY or unless required in the ordinary course of business on behalf of COMPANY) any knowledge or information with respect to any Confidential Information. All records, files, documents and the like relating to COMPANY's business which LOGIC shall prepare, use, or come into contact with shall remain COMPANY's sole property.

(b)

LOGIC acknowledges and agrees that any violation or threatened violation of the foregoing covenants in this Section 10 would cause irreparable injury to COMPANY and its business, that the remedy at law for any breach by LOGIC of such covenants would be inadequate, and that COMPANY shall be entitled, in addition to and not in limitation of any other rights or remedies available at law or in equity, to temporary and/or permanent injunctive relief upon application to a court (whether prior to or after the commencement of an arbitration proceeding relating to this Agreement) without the necessity of proving actual damages.

11.

Confidential  Information  of LOGIC.

(a)

In the course of providing services hereunder, COMPANY will have access to confidential financial and business records, data and customer lists, and other proprietary information owned by LOGIC and used in the course of its business. Information that is confidential and proprietary to LOGIC and its affiliates includes, without limitation, in respect of clients brought to COMPANY by LOGIC: contact information, personnel records, investment history and strategies, and financial statements and records ("Confidential Information"). COMPANY, during the term of this Agreement and thereafter, shall not use, divulge, furnish or make accessible to anyone (other than to an authorized representative of LOGIC or unless required in the ordinary course of business on behalf of LOGIC) any knowledge or information with respect to any Confidential Information, All records, files, documents and the like relating to LOGIC's business which COMPANY shall prepare, use, or come into contact with shall remain LOGIC's sole property.

(b)

The parties to this Agreement intend that the covenants contained in this Section 10 shall be construed as a series of separate covenants, one for each state, county and city included within the United States, including the District of Columbia, and one for each country in which clients of LOGIC shall be located and, except for geographic coverage, each such separate covenant shall be deemed identical. The parties agree that the covenants deemed included in such Section 11, taken as a whole, are reasonable in their temporal and geographic coverage, and neither party shall raise any issue of temporal or geographic reasonableness in any proceeding to enforce any such covenant. COMPANY acknowledges and agrees that any violation or threatened violation of the foregoing covenants in this Section 11 would cause irreparable injury to LOGIC and its business, that the remedy at law for any breach by COMPANY of such covenants would be inadequate, and that LOGIC shall be entitled, in addition to and not in limitation of any other rights or remedies available at law or in equity, to temporary and/or permanent injunctive relief upon application to a court (whether prior to or after the commencement of an arbitration proceeding relating to this Agreement) without the necessity of proving actual damages.

12.

Entire Agreement.

This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and understandings of every kind and nature between them concerning the subject matter hereof (excluding any rights and agreements in respect of the Warrant issued to LOGIC by the COMPANY pursuant to the Initial Agreement). No variation hereof shall be deemed valid unless in writing and signed by the party to be bound thereby and no discharge of the team hereof shall be deemed valid unless by full performance by the parties or by writing signed by the parties. No waiver by a party of any breach by the other party of any provision or condition of this Agreement to be performed by it shall be deemed a waiver of the breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time or of the provision or condition itself.

13.

Notices.

All notices relating to this Agreement shall be in writing and shall be deemed to have been given at the time when delivered personally, against appropriate receipt, or when mailed in any general or branch office of the United States Postal Service, by registered or certified mail, postage prepaid, return receipt requested, addressed to the address of the other party as set forth on the signature page hereof, or to such changed address as the other party may fix by notice; provided, however, that any notice of change of address shall be effective only upon receipt,

14.

Assignment.

This Agreement shall inure to the benefit of and be binding upon COMPANY, its successors and assigns, including without limitation any corporation which may acquire all or substantially all of COMPANY's assets and business or with or into which COMPANY may be consolidated or merged. The obligations of LOGIC hereunder may be delegated only to another party controlled by or under common control with LOGIC upon COMPANY's consent to the assignment upon receiving no less than five day’s Notice of the proposed assignment, which consent shall not be unreasonably withheld by COMPANY.

15.

Enforceability.

If any provision of this Agreement or the application of any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision, unless such declaration shall substantially impair the benefit of the remaining portions of this Agreement.

16.

Independent Contractor.

COMPANY and LOGIC hereby acknowledge that LOGIC is entering into this Agreement as an independent contractor and that this Agreement does not create and shall not be construed to create a relationship of principal and agent, joint ventures, copartners, employer and employee, master and servant, or any other similar relationship between COMPANY and LOGIC, its employees, agents or subcontractors. LOGIC's employees, agents and subcontractors shall not be entitled to any employment rights or benefits of COMPANY. LOGIC shall not use, and shall keep its employees, agents, and/or subcontractors from using, the names of COMPANY and its affiliates in any sales or marketing publication or advertisement. LOGIC is not registered with the Securities and Exchange Commission in any capacity and it will not seek to act in the capacity of a broker-dealer in respect of the COMPANY or its securities as part the services provided to the COMPANY under this Agreement. Under no circumstances will LOGIC, its employees, agents or subcontractors have any authority to legally bind COMPANY or any of its affiliates or otherwise enter into agreements on behalf of COMPANY or any of its affiliates.

17.

Choice of Law

This Agreement shall be governed by the laws of the State of New York governing contracts made and to be performed in such State without giving effect to principles of conflicts of laws. The parties agree that any suit, action or proceeding based on, arising out of or relating to this Agreement shall be brought in any federal or state court of competent jurisdiction in New York County, New York, including the Supreme Court of the State of New York and the United States District Court for the Southern District of New York and not in or before any other court, agency or tribunal. Each party hereby irrevocably consents to the exercise of personal jurisdiction over such party by the respective foregoing forum courts, agrees that venue shall be proper in such forum courts, and irrevocably waives and releases any and all defenses based on lack of personal jurisdiction, improper venue or forum non conveniens.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands effective as of the date fist set forth above.

Logic International Consulting Group, LLC

By: /s/ Kevin M. Cassidy, CEO

Print Name & Title

Colorado are Earths„ Inc.

(Formerly Calypso Media Services Group, Inc,)

By: /s/ Mike Parnell

Michael D. Parnell, CEO

Print Name and Title

Endnotes